Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
FOURTH QUARTER AND FULL-YEAR 2025 FINANCIAL RESULTS

Fourth quarter 2025 GAAP diluted earnings per share of $1.73
Fourth quarter 2025 adjusted airline-only diluted earnings per share of $2.72(1)(2)(3)

Full-year 2025 GAAP diluted loss per share of $(2.48)
Full-year 2025 adjusted airline-only diluted earnings per share of $5.07(1)(2)(3)
Full-year 2025 adjusted diluted earnings per share of $3.80(1)(2)(3)

LAS VEGAS. February 4, 2026 — Allegiant Travel Company (NASDAQ: ALGT) today reported the below financial results for fourth quarter and full-year 2025, as well as comparisons to the prior year.

“We closed out 2025 with meaningful momentum, and I’m extremely proud of how the team executed,” stated Gregory Anderson, chief executive officer of Allegiant Travel Company. “We delivered a 12.9 percent adjusted airline-only operating margin in the fourth quarter, exceeding our initial guidance, despite the impact of the government shutdown. Demand accelerated sharply in December, driving a nearly six-point sequential improvement in year-over-year unit revenue versus the third quarter. At the same time, our relentless focus on efficiency produced more than a six percent reduction in unit costs for the full year, which we believe led the industry.

“Team Allegiant's performance truly stands out. In 2025, we led the industry with a controllable completion factor of 99.9 percent. That commitment to running a safe, reliable operation shows up in our high customer satisfaction scores and was recognized externally as well with the Wall Street Journal naming Allegiant one of the Top U.S. Airlines of 2025, a true testament to the work our people do every day.

“As we enter 2026, the positive trends continue. We're seeing strong demand to start the year and expect a 13.5 percent adjusted operating margin in the first quarter, representing more than a four-point improvement over the prior year. The commercial and operational initiatives we've discussed over the past several quarters, including the expansion of Allegiant Extra, ongoing technology modernization, and the growing contribution from our MAX aircraft, are now contributing meaningfully to our results. These efforts position us to generate full-year adjusted earnings per share of more than $8, an increase of 60 percent year-over-year.

“I am energized about the long-term trajectory of the company. Our recently announced agreement to acquire Sun Country represents an important step toward building the leading leisure carrier in the U.S., enhancing our position and accelerating our long-term value creation strategy.”

Summary Results

Consolidated(6)	Three Months Ended December 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2025	2024	YoY
Total operating revenue	$656.2	$627.7	4.5%
Total operating expense	589.3	891.7	(33.9)%
Operating income (loss)	66.8	(264.0)	NM
Income (loss) before income taxes	43.9	(281.7)	NM
Net income (loss)	31.9	(216.2)	NM
Diluted earnings (loss) per share	1.73	(12.00)	NM
Sunseeker special charges, net(2)	(6.8)	325.5	NM
Airline special charges(2)	24.6	2.7	NM
Adjusted income before income taxes(1)(2)(3)(4)	65.1	47.6	36.8%
Adjusted net income(1)(2)(3)(4)	51.9	38.9	33.4%

Airline only	Three Months Ended December 31,		Percent Change(5)
(unaudited) (in millions, except per share amounts)	2025	2024	YoY
Airline operating revenue	$656.2	$609.7	7.6%
Airline operating expense	596.1	531.7	12.1%
Airline operating income	60.1	78.1	(23.0)%
Airline income before income taxes	37.1	64.9	(42.8)%
Airline special charges(2)	24.6	2.7	NM
Adjusted airline-only net income(1)(2)(3)(4)	50.1	55.6	(9.9)%
Adjusted airline-only operating margin(1)(2)	12.9%	13.2%	(0.3)
Adjusted airline-only diluted earnings per share(1)(2)(3)(4)	2.72	3.00	(9.3)%

Consolidated(6)	Twelve Months Ended December 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2025	2024	YoY
Total operating revenue	$2,606.6	$2,512.6	3.7%
Total operating expense	2,569.4	2,752.6	(6.7)%
Operating income (loss)	37.2	(240.0)	NM
Loss before income taxes	(54.9)	(308.5)	82.2%
Net loss	(44.7)	(240.2)	81.4%
Diluted loss per share	(2.48)	(13.49)	81.6%
Sunseeker special charges, net(2)	94.2	322.8	(70.8)%
Airline special charges(2)	43.5	45.3	(4.0)%
Adjusted income before income taxes(1)(2)(3)(4)	90.7	60.9	48.9%
Adjusted net income(1)(2)(3)(4)	70.3	45.7	53.8%
Adjusted diluted earnings per share(1)(2)(3)(4)	3.80	2.48	53.2%

Airline only	Twelve Months Ended December 31,		Percent Change(5)
(unaudited) (in millions, except per share amounts)	2025	2024	YoY
Airline operating revenue	$2,545.9	$2,440.8	4.3%
Airline operating expense	2,402.0	2,298.6	4.5%
Airline operating income	143.9	142.2	1.2%
Airline income before income taxes	75.3	94.3	(20.1)%
Airline special charges(2)	43.5	45.3	(4.0)%
Adjusted airline-only net income(1)(2)(3)(4)	93.8	107.5	(12.7)%
Adjusted airline-only operating margin(1)(2)	7.4%	7.7%	(0.3)
Adjusted airline-only diluted earnings per share(1)(2)(3)(4)	5.07	5.84	(13.2)%

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2025 and 2024, we recognized certain expenses as special charges related to Airline activities (including accelerated depreciation on airframes identified for early retirement, accelerated amortization and disposal of software identified for redevelopment, CBA ratification bonuses, corporate restructuring costs, and costs related to the Sun Country Airlines acquisition), the sale of Sunseeker Resort and Aileron Golf Course, and weather-related damages at Sunseeker Resort (net of recoveries). For a listing of these charges, see the special charges table in Appendix A of this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In 2025, the Company incurred losses on debt extinguishment related to prepayment of certain debt facilities. These are added back in the adjusted results where applicable.
(4)In fourth quarter 2024, the Company incurred a $1.2M non-operating loss on the sale of an investment which is being added back for comparison purposes in our adjusted results figures.
(5)Except adjusted airline-only operating margin which is percentage point change.
(6)Comparison of consolidated figures to prior year performance is significantly impacted by there being no significant Sunseeker Resort operating revenues or operating expenses in the last four months of 2025.
NM    Not meaningful
*    Note that amounts may not recalculate due to rounding

Fourth Quarter 2025 Results and Highlights

•Record fourth quarter total airline-only operating revenue of $656.2M, up 7.6 percent year-over-year
•Fixed fee revenue of $25.5M, up 8.4 percent year-over-year
•TRASM down 2.6 percent on scheduled service capacity growth of 10.5 percent year-over-year

•Adjusted airline-only operating income,(1)(2) of $84.7M, yielding an adjusted operating margin of 12.9 percent

•Adjusted airline-only income before income tax,(1)(2)(3) of $65.1M, yielding an adjusted pre-tax margin of 9.9 percent

•Adjusted airline-only EBITDA,(1)(2) of $143.1M, yielding an adjusted EBITDA margin of 21.8 percent

•Adjusted airline-only operating CASM, excluding fuel(2) of 8.01 ¢, down 3.4 percent year-over-year

•Available seat miles per gallon of fuel of 86.4, up 2.6 percent year-over-year

•$36.2M in total cobrand credit card remuneration received from Bank of America

•Ended the quarter with 21M total active Allways Rewards members

•During the fourth quarter, expanded the network by announcing 30 new nonstop routes and four new cities, La Crosse, Wisconsin, Philadelphia, Pennsylvania, Trenton, New Jersey, and Columbia, Missouri

•Published the company's fourth annual sustainability report

•In January 2026, announced a definitive merger agreement under which Allegiant will acquire Sun Country Airlines

Full-Year 2025 Results and Highlights

•Total airline-only operating revenue of $2.5B, up 4.3 percent year-over-year
•Total average ancillary fare of $76.35 per passenger, flat year-over-year

•Adjusted consolidated operating income,(1)(2) of $174.9M, yielding a 6.7 percent operating margin
•Adjusted airline-only operating income,(1)(2) of $187.4M, yielding an adjusted airline-only operating margin of 7.4 percent

•Adjusted airline-only Operating CASM, excluding fuel(2) of 8.04 ¢, down 6.1 percent as compared with full-year 2024, on capacity growth of 12.6 percent

•$139.6 million in total cobrand credit card remuneration received from Bank of America, up 3.6 percent from the prior year

•Ranked number 2 amongst major US carriers in the Wall Street Journal's "The Best and Worst Airlines of 2025"

Balance Sheet, Cash and Liquidity

•Total available liquidity at December 31, 2025 was $1.1B, which included $838.5M in cash and investments, and $250.0M in undrawn revolving credit facilities

•$112.2M cash from operations during fourth quarter 2025, with full-year cash from operations of $389.8M

•Total debt at December 31, 2025 was $1.8B
•Net debt at December 31, 2025 was $961.1M

•Debt principal payments of $259.1M during the quarter, including $224.3M in voluntary prepayments

•Air traffic liability at December 31, 2025 was $363.3M

Airline Capital Expenditures

•Fourth quarter capital expenditures of $56.7M, which included $35.9M for aircraft-related capital expenditures and $20.8M in other airline capital expenditures

•Fourth quarter deferred heavy maintenance expenditures were $11.5M

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2025 and 2024, we recognized certain expenses as special charges related to Airline activities (including accelerated depreciation on airframes identified for early retirement, accelerated amortization and disposal of software identified for redevelopment, CBA ratification bonuses, corporate restructuring costs, and costs related to the Sun Country Airlines acquisition), the sale of Sunseeker Resort and Aileron Golf Course, and weather-related damages at Sunseeker Resort (net of recoveries). For a listing of these charges, see the special charges table in Appendix A of this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In 2025, the Company incurred losses on debt extinguishment related to prepayments made on certain debt facilities. These are added back in the adjusted results where applicable.

Guidance, subject to revision

Certain forward-looking financial information in the following tables is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. In reliance on the 'unreasonable efforts' exception in Item 10(e)(1)(i)(B) of SEC Regulation S-K, a reconciliation to the most comparable GAAP financial measure is not provided for adjusted earnings per share and adjusted operating margin. The Company is not able to reconcile these Non-GAAP financial figures without unreasonable effort because the special charge adjustments will not be known until the end of the indicated future periods and any range of projected values would be too broad to be meaningful. As a result, this information would not be significant to investors.

The below guidance is for Allegiant on a stand-alone basis and excludes any contribution from our planned acquisition of Sun Country

First quarter 2026 guidance

System ASMs - year over year change	(~5.7%)
Scheduled service ASMs - year over year change	(~5.7%)

Fuel cost per gallon	$2.60
Adjusted operating margin (1)	12.0% to 15.0%
Adjusted earnings per share (1)	$2.50 to $3.50

Full-year 2026 guidance

System ASMs - year over year change	(~0.5%)
Scheduled service ASMs - year over year change	(~0.5%)

Fuel cost per gallon	~$2.50
Interest expense(2) (millions)	$125 to $135
Capitalized interest(2) (millions)	($10) to ($20)
Interest income (millions)	$25 to $35
Tax rate	23%
Share count (thousands)	18,200
Adjusted earnings per share(1)	> $8.00

Full-year CAPEX
Aircraft-related capital expenditures(3) (millions)	$570 to $590
Capitalized deferred heavy maintenance (millions)	$80 to $90
Other capital expenditures (millions)	$80 to $90

Recurring principal payments(4) (millions) (full year)	$135 to $145

(1)    Denotes a non-GAAP financial measure for which no reconciliation to GAAP is provided as described above.
(2)     Includes capitalized interest related to pre-delivery deposits on new aircraft.
(3)     Aircraft-related capital expenditures include the purchase of aircraft, engines, induction costs, and pre-delivery deposits. This amount excludes capitalized interest related to pre-delivery deposits on new aircraft.
(4)     Does not include repayment of pre-delivery deposit debt facilities due on delivery of aircraft

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	4Q25	1Q26	2Q26	3Q26	4Q26
Boeing 737-8200 (190 seats)	16	17	20	21	25
Airbus A320 (180 seats)	71	71	71	71	71
Airbus A320 (177 seats)	8	7	6	5	—
Airbus A319 (156 seats)	28	28	28	27	27
Total	123	123	125	124	123

The table above is management's best estimate and is provided based on the Company’s current plans and is subject to change. The numbers include aircraft expected to be in service at the end of each period and exclude both aircraft that we expect to take delivery of but not to be placed in service until a subsequent period as well as aircraft in temporary storage.

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, February 4, 2026 to discuss its fourth quarter and full-year 2025 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding the announced merger with Sun Country Airlines, future airline operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, estimated tax rate, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, regulatory reviews of, and production limits on, Boeing impacting our aircraft delivery schedule, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed in connection with our fleet and network, the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, increases in maintenance costs and availability of outside maintenance contractors to perform needed work on our aircraft on a timely basis and at acceptable rates, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts, the occurrence of any event, change or other circumstance that could give rise to the right of one or both of Allegiant or Sun Country to terminate the definitive merger agreement for the Sun Country acquisition; the risk that potential legal proceedings may be instituted against Allegiant or Sun Country and result in significant costs of defense, indemnification or liability; the possibility that the Sun Country acquisition does not close when expected or at all because required stockholder approvals, required regulatory approvals or other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the risk that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth from the Sun Country acquisition or that any of the foregoing may take longer to realize or be more costly to achieve than expected; disruption to the parties' businesses as a result of the announcement and pendency of the Sun Country acquisition; the costs associated with the anticipated length of time of the pendency of the Sun Country acquisition, including the restrictions contained in the definitive merger agreement on the ability of each of Sun Country and Allegiant to operate their respective businesses outside the ordinary course consistent with past practice during the pendency of the Sun Country acquisition; the diversion of Allegiant's and Sun Country's respective management teams' attention and time from ongoing business operations and opportunities on acquisition-related matters; the risk that the integration of Sun Country's operations will be materially delayed or will be more costly or difficult than expected or that Allegiant is otherwise unable to successfully integrate Sun Country's businesses into its businesses; the possibility that the Sun Country acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of Allegiant's or Sun Country's customers, suppliers, employees, labor unions or other business partners, including those resulting from the announcement or completion of the Sun Country acquisition; and the dilution caused by Allegiant's issuance of additional shares of its common stock in connection with the consummation of the Sun Country acquisition.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income (Loss)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent Change
	2025	2024	YoY
OPERATING REVENUES:
Passenger	$595,545	$553,636	7.6%
Third party products	34,939	32,204	8.5
Fixed fee contracts	25,524	23,541	8.4
Resort and other	180	18,324	(99.0)
Total operating revenues	656,188	627,705	4.5
OPERATING EXPENSES:
Salaries and benefits	191,083	201,248	(5.1)
Aircraft fuel	156,391	139,367	12.2
Station operations	77,406	65,946	17.4
Depreciation and amortization	58,403	65,128	(10.3)
Maintenance and repairs	38,797	34,144	13.6
Sales and marketing	24,469	23,074	6.0
Aircraft lease rentals	8,450	5,920	42.7
Other	16,484	28,728	(42.6)
Special charges, net of recoveries	17,862	328,128	(94.6)
Total operating expenses	589,345	891,683	(33.9)
OPERATING INCOME (LOSS)	66,843	(263,978)	NM
OTHER (INCOME) EXPENSES:
Interest income	(9,295)	(10,571)	(12.1)
Interest expense	35,579	37,674	(5.6)
Capitalized interest	(3,388)	(10,668)	(68.2)
Other, net	43	1,282	(96.6)
Total other expenses	22,939	17,717	29.5
INCOME (LOSS) BEFORE INCOME TAXES	43,904	(281,695)	NM
INCOME TAX PROVISION (BENEFIT)	11,963	(65,466)	NM
NET INCOME (LOSS)	$31,941	$(216,229)	NM
Earnings (loss) per share to common shareholders:
Basic	$1.74	($12.00)	NM
Diluted	$1.73	($12.00)	NM
Shares used for computation(1):
Basic	18,177	18,014	0.9
Diluted	18,188	18,014	1.0

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Segment Profit or Loss
(in thousands)
(Unaudited)

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
REVENUES FROM EXTERNAL CUSTOMERS	$656,188	$—	$656,188	$609,723	$17,982	$627,705
OPERATING EXPENSES:
Salaries and benefits	191,083	—	191,083	189,892	11,356	201,248
Aircraft fuel	156,391	—	156,391	139,367	—	139,367
Station operations	77,406	—	77,406	65,946	—	65,946
Depreciation and amortization	58,403	—	58,403	58,552	6,576	65,128
Maintenance and repairs	38,797	—	38,797	34,144	—	34,144
Sales and marketing	24,469	—	24,469	21,104	1,970	23,074
Aircraft lease rentals	8,450	—	8,450	5,920	—	5,920
Other operating expenses	16,484	—	16,484	14,076	14,652	28,728
Special charges, net of recoveries	24,644	(6,782)	17,862	2,668	325,460	328,128
Total operating expenses	596,127	(6,782)	589,345	531,669	360,014	891,683
OPERATING INCOME (LOSS)	60,061	6,782	66,843	78,054	(342,032)	(263,978)
OTHER (INCOME) EXPENSES:
Interest income	(9,295)	—	(9,295)	(10,571)	—	(10,571)
Interest expense	35,579	—	35,579	33,144	4,530	37,674
Capitalized interest	(3,388)	—	(3,388)	(10,668)	—	(10,668)
Other non-operating expenses	43	—	43	1,282	—	1,282
Total other expenses	22,939	—	22,939	13,187	4,530	17,717
INCOME (LOSS) BEFORE INCOME TAXES	$37,122	$6,782	$43,904	$64,867	$(346,562)	$(281,695)

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended December 31,				Percent Change(1)
	2025		2024		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	4,528,986		3,999,879		13.2%
Available seat miles (ASMs) (thousands)	5,179,098		4,697,999		10.2
Airline operating expense per ASM (CASM) (cents)	11.51	¢	11.32	¢	1.7
Fuel expense per ASM (cents)	3.02	¢	2.97	¢	1.7
Airline special charges per ASM (cents)	0.48	¢	0.06	¢	NM
Airline operating CASM, excluding fuel and special charges (cents)	8.01	¢	8.29	¢	(3.4)
Departures	33,499		30,219		10.9
Block hours	79,354		71,563		10.9
Average stage length (miles)	875		889		(1.6)
Average number of operating aircraft during period	123.9		123.5		0.3
Average block hours per aircraft per day	7.0		6.3		11.1
Full-time equivalent employees at end of period	5,616		5,991		(6.3)
Fuel gallons consumed (thousands)	59,945		55,789		7.4
ASMs per gallon of fuel	86.4		84.2		2.6
Average fuel cost per gallon	$2.61		$2.50		4.4
Scheduled service statistics:
Passengers	4,447,973		3,927,423		13.3
Revenue passenger miles (RPMs) (thousands)	4,043,244		3,609,892		12.0
Available seat miles (ASMs) (thousands)	4,976,428		4,503,059		10.5
Load factor	81.2%		80.2%		1.0
Departures	31,823		28,617		11.2
Block hours	76,017		68,407		11.1
Average seats per departure	176.1		174.6		0.9
Yield (cents)(2)	7.13	¢	7.70	¢	(7.4)
Total passenger revenue per ASM (TRASM) (cents)(3)	12.67	¢	13.01	¢	(2.6)
Average fare - scheduled service(4)	$64.85		$70.74		(8.3)
Average fare - air-related charges(4)	$69.04		$70.23		(1.7)
Average fare - third party products	$7.85		$8.20		(4.3)
Average fare - total	$141.75		$149.17		(5.0)
Average stage length (miles)	885		900		(1.7)
Fuel gallons consumed (thousands)	57,476		53,333		7.8
Average fuel cost per gallon	$2.58		$2.49		3.6
Percent of sales via website and mobile app during period	92.0%		92.4%		(0.4)
Other data:
Rental car days sold	288,231		255,350		12.9
Hotel room nights sold	19,506		27,854		(30.0)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income (Loss)
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent Change
	2025	2024	YoY
OPERATING REVENUES:
Passenger	$2,324,348	$2,217,059	4.8%
Third party products	143,188	142,128	0.7
Fixed fee contracts	77,647	80,660	(3.7)
Resort and other	61,396	72,742	(15.6)
Total operating revenues	2,606,579	2,512,589	3.7
OPERATING EXPENSES:
Salaries and benefits	833,017	819,843	1.6
Aircraft fuel	639,731	627,755	1.9
Station operations	297,549	272,843	9.1
Depreciation and amortization	249,185	258,251	(3.5)
Maintenance and repairs	149,938	125,430	19.5
Sales and marketing	99,443	106,340	(6.5)
Aircraft lease rentals	36,488	23,573	54.8
Other	126,356	150,399	(16.0)
Special charges, net of recoveries	137,705	368,131	(62.6)
Total operating expenses	2,569,412	2,752,565	(6.7)
OPERATING INCOME (LOSS)	37,167	(239,976)	NM
OTHER (INCOME) EXPENSES:
Interest income	(41,697)	(44,012)	(5.3)
Interest expense	150,235	156,443	(4.0)
Capitalized interest	(17,604)	(45,385)	(61.2)
Other, net	1,107	1,428	(22.5)
Total other expenses	92,041	68,474	34.4
LOSS BEFORE INCOME TAXES	(54,874)	(308,450)	82.2
INCOME TAX BENEFIT	(10,177)	(68,212)	85.1
NET LOSS	$(44,697)	$(240,238)	81.4
Loss per share to common shareholders:
Basic	($2.48)	($13.49)	81.6
Diluted	($2.48)	($13.49)	81.6
Shares used for computation(1):
Basic	18,050	17,852	1.1
Diluted	18,050	17,852	1.1

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Segment Profit or Loss
(in thousands)
(Unaudited)

	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
REVENUE FROM EXTERNAL CUSTOMERS	$2,545,899	$60,680	$2,606,579	$2,440,839	$71,750	$2,512,589
OPERATING EXPENSES:
Salaries and benefits	805,432	27,585	833,017	770,667	49,176	819,843
Aircraft fuel	639,731	—	639,731	627,755	—	627,755
Station operations	297,549	—	297,549	272,843	—	272,843
Depreciation and amortization	242,026	7,159	249,185	231,789	26,462	258,251
Maintenance and repairs	149,938	—	149,938	125,430	—	125,430
Sales and marketing	95,053	4,390	99,443	99,269	7,071	106,340
Aircraft lease rentals	36,488	—	36,488	23,573	—	23,573
Other operating expenses	92,273	34,083	126,356	102,007	48,392	150,399
Special charges, net of recoveries	43,539	94,166	137,705	45,307	322,824	368,131
Total operating expenses	2,402,029	167,383	2,569,412	2,298,640	453,925	2,752,565
OPERATING INCOME (LOSS)	143,870	(106,703)	37,167	142,199	(382,175)	(239,976)
OTHER (INCOME) EXPENSES:
Interest income	(41,697)	—	(41,697)	(44,012)	—	(44,012)
Interest expense	126,769	23,466	150,235	135,584	20,859	156,443
Capitalized interest	(17,604)	—	(17,604)	(45,059)	(326)	(45,385)
Other non-operating expenses	1,107	—	1,107	1,428	—	1,428
Total other expenses	68,575	23,466	92,041	47,941	20,533	68,474
INCOME (LOSS) BEFORE INCOME TAXES	$75,295	$(130,169)	$(54,874)	$94,258	$(402,708)	$(308,450)

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Twelve Months Ended December 31,				Percent Change(1)
	2025		2024		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	18,737,151		16,982,836		10.3%
Available seat miles (ASMs) (thousands)	21,369,532		18,984,711		12.6
Airline operating expense per ASM (CASM) (cents)	11.24	¢	12.11	¢	(7.2)
Fuel expense per ASM (cents)	2.99	¢	3.31	¢	(9.7)
Airline special charges per ASM (cents)	0.21	¢	0.24	¢	(12.5)
Airline operating CASM, excluding fuel and special charges (cents)	8.04	¢	8.56	¢	(6.1)
Departures	137,039		121,580		12.7
Block hours	327,440		288,407		13.5
Average stage length (miles)	887		887		—
Average number of operating aircraft during period	124.8		124.7		0.1
Average block hours per aircraft per day	7.2		6.3		14.3
Full-time equivalent employees at end of period	5,616		5,991		(6.3)
Fuel gallons consumed (thousands)	251,049		227,345		10.4
ASMs per gallon of fuel	85.1		83.5		1.9
Average fuel cost per gallon	$2.55		$2.76		(7.6)
Scheduled service statistics:
Passengers	18,518,653		16,765,283		10.5
Revenue passenger miles (RPMs) (thousands)	16,947,654		15,303,737		10.7
Available seat miles (ASMs) (thousands)	20,679,905		18,314,867		12.9
Load factor	82.0%		83.6%		(1.6)
Departures	131,668		116,441		13.1
Block hours	316,137		277,626		13.9
Average seats per departure	175.4		176.0		(0.3)
Yield (cents)(2)	6.22	¢	7.11	¢	(12.5)
Total passenger revenue per ASM (TRASM) (cents)(3)	11.93	¢	12.88	¢	(7.4)
Average fare - scheduled service(4)	$56.89		$64.89		(12.3)
Average fare - air-related charges(4)	$68.62		$67.35		1.9
Average fare - third party products	$7.73		$8.48		(8.8)
Average fare - total	$133.25		$140.72		(5.3)
Average stage length (miles)	893		893		—
Fuel gallons consumed (thousands)	242,673		219,061		10.8
Average fuel cost per gallon	$2.54		$2.76		(8.0)
Percent of sales via website and mobile app during period	92.3%		93.6%		(1.3)
Other data:
Rental car days sold	1,347,975		1,306,775		3.2
Hotel room nights sold	122,780		196,605		(37.5)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

(in millions)	December 31, 2025 (unaudited)	December 31, 2024	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$172.7	$285.9	(39.6)%
Short-term investments	633.0	495.2	27.8
Long-term investments	32.8	51.7	(36.6)
Total unrestricted cash and investments	838.5	832.8	0.7
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	118.1	454.8	(74.0)
Long-term debt and finance lease obligations, net of current maturities and related costs	1,681.5	1,611.7	4.3
Total debt	1,799.6	2,066.5	(12.9)
Debt, net of unrestricted cash and investments	961.1	1,233.7	(22.1)
Total Allegiant Travel Company shareholders’ equity	1,052.7	1,089.4	(3.4)

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Basic:
Net income (loss)	$31,941	$(216,229)	$(44,697)	$(240,238)
Less income allocated to participating securities	(401)	—	—	(618)
Net income (loss) attributable to common stock	$31,540	$(216,229)	$(44,697)	$(240,856)
Earnings (loss) per share, basic	$1.74	$(12.00)	$(2.48)	$(13.49)
Weighted-average shares outstanding	18,177	18,014	18,050	17,852
Diluted:
Net income (loss)	$31,941	$(216,229)	$(44,697)	$(240,238)
Less income allocated to participating securities	(401)	—	—	(618)
Net income (loss) attributable to common stock	$31,540	$(216,229)	$(44,697)	$(240,856)
Earnings (loss) per share, diluted	$1.73	$(12.00)	$(2.48)	$(13.49)
Weighted-average shares outstanding(1)	18,177	18,014	18,050	17,852
Dilutive effect of restricted stock	63	—	—	—
Adjusted weighted-average shares outstanding under treasury stock method	18,240	18,014	18,050	17,852
Participating securities excluded under two-class method	(52)	—	—	—
Adjusted weighted-average shares outstanding under two-class method	18,188	18,014	18,050	17,852
(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Twelve Months Ended December 31, 2025 and 2024
(Unaudited)

We present adjusted consolidated operating expense and adjusted consolidated operating income (loss), which exclude special charges related to (i) the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker Resort, (ii) a writedown loss and other charges related to the sale of Sunseeker, and (iii) the airline special charges listed in the table below. We also present adjusted consolidated interest expense, adjusted consolidated income (loss) before income taxes, adjusted consolidated net income (loss), and adjusted consolidated diluted earnings (loss) per share, which exclude the special charges described above and losses on extinguishment of debt.

We present adjusted airline-only operating expense, adjusted airline-only operating income (loss), adjusted airline-only income (loss) before income taxes, adjusted airline-only net income (loss), and adjusted airline-only diluted earnings (loss) per share which exclude special charges and other costs related to (i) aircraft accelerated depreciation on early retirement of certain airframes, (ii) corporate restructuring costs (iii) the flight attendant ratification bonus, and (iv) accelerated amortization and disposal of software identified to be redeveloped, (v) costs related to the Sun Country acquisition, and (vi) losses on extinguishment of debt.

All of the measures described above are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines. Management believes the exclusion of these items enhances comparability of financial information between periods.

We also present adjusted airline-only CASM, which excludes aircraft fuel expense and special charges. Fuel price volatility impacts the comparability of year over year financial performance as do the airline special charges. We believe the adjustments for fuel expense and airline special charges allow investors to better understand our non-fuel costs and related performance.

Consolidated and airline-only earnings (loss) before interest, taxes, depreciation, and amortization ("Consolidated EBITDA" and "Airline EBITDA"), adjusted Consolidated EBITDA, adjusted Airline EBITDA, estimated adjusted earnings per share, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. The adjusted EBITDA measures also exclude special charges and losses on the extinguishment of debt. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and adjusted EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers (other than the estimated earnings per share figures) to the most directly comparable GAAP financial performance measure.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income (loss), and earnings (loss) per share, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income (loss), earnings (loss) per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Special Charges (millions)
Accelerated depreciation on airframes identified for early retirement	$1.2	$2.7	$8.0	$31.1
Organizational restructuring	—	—	12.1	3.4
Accelerated amortization and disposal of software identified for redevelopment	19.3	—	19.3	—
Costs related to Sun Country acquisition	4.1	—	4.1	—
Flight attendant ratification bonus	—	—	—	10.8
Airline special charges(2)	24.6	2.7	43.5	45.3
Sunseeker special charges, net of recoveries(2)	(6.8)	325.4	94.2	322.8
Consolidated special charges, net of recoveries(2)	$17.9	$328.1	$137.7	$368.1

	Three Months Ended December 31, 2025
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted interest expense, and adjusted income before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$656.2	$—	$656.2	$656.2	$—	$656.2	$—	$—	$—
Total operating expenses	589.3	(17.9)	571.5	596.1	(24.6)	571.5	(6.8)	6.8	—
Operating income	$66.8	$17.9	$84.7	$60.1	$24.6	$84.7	$6.8	$(6.8)	$—
Operating margin (percent)	10.2		12.9	9.2		12.9	NM		NM

Interest expense	$35.6	$(3.4)	$32.2	$35.6	$(3.4)	$32.2	$—	$—	$—

INCOME BEFORE INCOME TAXES	$43.9	$21.2	$65.1	$37.1	$28.0	$65.1	$6.8	$(6.8)	$—

	Three Months Ended December 31, 2024
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, adjusted other non-operating expenses, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)(4)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(4)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$627.7	$—	$627.7	$609.7	$—	$609.7	$18.0	$—	$18.0
Total operating expenses	891.7	(328.1)	563.6	531.7	(2.7)	529.0	360.0	(325.5)	34.6
Operating income (loss)	$(264.0)	$328.1	$64.2	$78.1	$2.7	$80.7	$(342.0)	$325.5	$(16.6)
Operating margin (percent)	(42.1)		10.2	12.8		13.2	NM		NM

Interest expense	$37.7	$—	$37.7	$33.1	$—	$33.1	$4.5	$—	$4.5
Other non-operating expenses	$1.3	$(1.2)	$0.1	$1.3	$(1.2)	$0.1	$—	$—	$—

INCOME (LOSS) BEFORE INCOME TAXES	$(281.7)	$329.3	$47.6	$64.9	$3.9	$68.7	$(346.6)	$325.5	$(21.1)

	Twelve Months Ended December 31, 2025
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, adjusted interest expense, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)
Total operating revenues	$2,606.6	$—	$2,606.6	$2,545.9	$—	$2,545.9	$60.7	$—	$60.7
Total operating expenses	2,569.4	(137.7)	2,431.7	2,402.0	(43.5)	2,358.5	167.4	(94.2)	73.2
Operating income (loss)	$37.2	$137.7	$174.9	$143.9	$43.5	$187.4	$(106.7)	$94.2	$(12.5)
Operating margin (percent)	1.4		6.7	5.7		7.4	NM		(20.7)

Interest expense	$150.2	$(7.9)	$142.3	$126.8	$(4.5)	$122.3	$23.5	$(3.4)	$20.1

INCOME (LOSS) BEFORE INCOME TAXES	$(54.9)	$145.6	$90.7	$75.3	$48.0	$123.3	$(130.2)	$97.6	$(32.6)

	Twelve Months Ended December 31, 2024
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, adjusted interest expense, adjusted other non-operating expenses, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)(4)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(4)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$2,512.6	$—	$2,512.6	$2,440.8	$—	$2,440.8	$71.8	$—	$71.8
Total operating expenses	2,752.6	(368.1)	2,384.4	2,298.6	(45.3)	2,253.3	453.9	(322.8)	131.1
Operating income (loss)	$(240.0)	$368.1	$128.2	$142.2	$45.3	$187.5	$(382.2)	$322.8	$(59.4)
Operating margin (percent)	(9.6)		5.1	5.8		7.7	NM		(82.7)

Interest expense	$156.4	$—	$156.4	$135.6	$—	$135.6	$20.9	$—	$20.9
Other non-operating expenses	$1.4	$(1.2)	$0.2	$1.4	$(1.2)	$0.2	$—	$—	$—

INCOME (LOSS) BEFORE INCOME TAXES	$(308.5)	$369.3	$60.9	$94.3	$46.5	$140.8	$(402.7)	$322.8	$(79.9)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Consolidated EBITDA and adjusted consolidated EBITDA (millions)
Net income (loss) as reported (GAAP)	$31.9	$(216.2)	$(44.7)	$(240.2)
Interest expense, net	22.9	16.4	90.9	67.0
Income tax expense (benefit)	12.0	(65.5)	(10.2)	(68.2)
Depreciation and amortization	58.4	65.1	249.2	258.3
Consolidated EBITDA(1)	$125.2	$(200.1)	$285.2	$16.8
Special charges(2)	17.9	328.1	137.7	368.1
Loss on disposition of investment(4)	$—	$1.2	$—	$1.2
Adjusted consolidated EBITDA(1)(2)	$143.1	$129.2	$423.0	$386.2

Adjusted airline-only EBITDA (millions)
Airline income before income taxes as reported (GAAP)	$37.1	$64.9	$75.3	$94.3
Airline special charges(2)	24.6	2.7	43.5	45.3
Loss on disposition of investment(4)	—	1.2	—	1.2
Airline interest expense, net	22.9	11.9	67.5	46.5
Airline depreciation and amortization	58.4	58.6	242.0	231.8
Adjusted airline-only EBITDA(1)(2)	$143.1	$139.2	$428.3	$419.1

	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024
Airline-only	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted airline-only earnings (loss) per share and adjusted airline-only net income (loss) (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$31.9		$(216.2)
Less: Net income allocated to participating securities	(0.4)		—
Net income (loss) attributable to common stock (GAAP)	$31.5	$1.73	$(216.2)	$(12.00)

Plus: Net income allocated to participating securities	0.4	0.02	—	—
Plus: Loss on extinguishment of debt(3)	3.4	0.19	—	—
Plus: Sunseeker loss (income) before income taxes	(6.8)	(0.37)	346.6	19.24
Plus: Special charges, net of recoveries(2)	24.6	1.35	2.7	0.15
Plus: Loss on disposition of investment(4)	—	—	1.2	0.07
Minus: Income tax effect of adjustments above	(3.1)	(0.17)	(78.6)	(4.36)
Adjusted airline-only net income(1)	$50.1		$55.6

Less: Adjusted airline-only net income allocated to participating securities	(0.6)	(0.03)	(1.5)	(0.08)
Effect of dilutive securities		—		—
Adjusted airline-only net income attributable to common stock(1)	$49.5	$2.72	$54.1	$3.00

Shares used for diluted computation (GAAP) (thousands)		18,188		18,014
Shares used for diluted computation (adjusted) (thousands)		18,188		18,021

	Twelve Months Ended December 31, 2025		Twelve Months Ended December 31, 2024
Consolidated	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted consolidated earnings (loss) per share and adjusted consolidated net income (loss) (millions except share and per share amounts)
Net loss as reported (GAAP)	$(44.7)		$(240.2)
Less: Net income allocated to participating securities	—		(0.6)
Net loss attributable to common stock (GAAP)	$(44.7)	$(2.48)	$(240.9)	$(13.49)

Plus: Net income allocated to participating securities	—	—	0.6	0.03
Plus: Loss on extinguishment of debt(3)	7.9	0.44	—	—
Plus: Special charges, net of recoveries(2)	137.7	7.63	368.1	20.62
Plus: Loss on disposition of investment(4)	—	—	1.2	0.07
Minus: Income tax effect of adjustments above	(30.6)	(1.69)	(83.4)	(4.67)
Adjusted net income(1)	$70.3		$45.7

Less: Adjusted consolidated net income allocated to participating securities	(1.4)	(0.08)	(1.2)	(0.07)
Effect of dilutive securities		(0.02)		0.01
Adjusted net income attributable to common stock(1)	$68.9	$3.80	$44.4	$2.48

Shares used for diluted computation (GAAP) (thousands)		18,050		17,852
Shares used for diluted computation (adjusted) (thousands)		18,127		17,913

	Twelve Months Ended December 31, 2025		Twelve Months Ended December 31, 2024
Airline-only	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted airline-only earnings (loss) per share and adjusted airline-only net income (loss) (millions except share and per share amounts)
Net loss as reported (GAAP)	$(44.7)		$(240.2)
Less: Net income allocated to participating securities	—		(0.6)
Net loss attributable to common stock (GAAP)	$(44.7)	$(2.48)	$(240.9)	$(13.49)

Plus: Net income allocated to participating securities	—	—	0.6	0.03
Plus: Loss on extinguishment of debt(3)	4.5	0.25	—	—
Plus: Sunseeker loss before income taxes	130.2	7.21	402.7	22.56
Plus: Special charges, net of recoveries(2)	43.5	2.41	45.3	2.54
Plus: Loss on disposition of investment(4)	—	—	1.2	0.07
Minus: Income tax effect of adjustments above	(39.7)	(2.20)	(101.4)	(5.68)
Adjusted airline-only net income(1)	$93.8		$107.5

Less: Adjusted airline-only net income allocated to participating securities	(1.9)	(0.11)	(2.9)	(0.16)
Effect of dilutive securities		(0.02)		(0.02)
Adjusted airline-only net income attributable to common stock(1)	$91.9	$5.07	$104.6	$5.84

Shares used for diluted computation (GAAP) (thousands)		18,050		17,852
Shares used for diluted computation (adjusted) (thousands)		18,127		17,913

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of adjusted airline-only operating CASM excluding fuel and special charges (millions)
Consolidated operating expenses (GAAP)	$589.3	$891.7	$2,569.4	$2,752.6
Minus: Sunseeker operating expenses	(6.8)	360.0	167.4	453.9
Airline-only operating expenses	596.1	531.8	2,402.0	2,298.7
Minus: airline special charges(2)	24.6	2.7	43.5	45.3
Minus: fuel expenses	156.4	139.4	639.7	627.8
Adjusted airline-only operating expenses, excluding fuel and special charges(1)	$415.1	$389.6	$1,718.8	$1,625.6

System available seat miles (millions)	5,179.1	4,698.0	21,369.5	18,984.7
Airline-only cost per available seat mile (cents)	11.51	11.32	11.24	12.11
Adjusted airline-only cost per available seat mile excluding fuel and special charges (cents)	8.01	8.29	8.04	8.56

(1)Denotes non-GAAP figure.
(2)In 2025 and 2024, we recognized certain expenses as special charges related to Airline activities (including accelerated depreciation on airframes identified for early retirement, accelerated amortization and disposal of software identified for redevelopment, CBA ratification bonuses, corporate restructuring costs, and costs related to the Sun Country Airlines acquisition), the sale of Sunseeker Resort and Aileron Golf Course, and weather-related damages at Sunseeker Resort (net of recoveries). The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In 2025, the Company incurred losses on debt extinguishment related to prepayment of debt facilities. These are added back in the adjusted results where applicable.
(4)In fourth quarter 2024, the Company incurred a $1.2M non-operating loss on the sale of an investment which is being added back for comparison purposes in our adjusted results figures.
*    Note that amounts may not recalculate due to rounding